UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2009

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-49722 (Commission File Number)	38-2407501 (IRS Employer Identification No.)

51 West Pearl Street Coldwater, Michigan (Address of Principal Executive Offices)	49036 (Zip Code)

Registrant's telephone number,
including area code:  (517) 279-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.	Regulation FD Disclosure.

          On March 19, 2009, Southern Michigan Bancorp, Inc. issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference This Report and the Exhibit are furnished to, and not filed with, the Commission.

Item 8.01.	Other Events.

          On March 19, 2009, Southern Michigan Bancorp, Inc. announced that its board of directors has declared a quarterly dividend of $0.05 per share payable April 17, 2009 to shareholders of record on April 3, 2009. This reflects a decrease from $0.20 per share paid in the fourth quarter of 2008. This action will enable Southern Michigan Bancorp, Inc. to retain an additional $1.4 million in common equity per year.

Forward-Looking Statements

          This report and the press release contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as that an event or trend "will" occur or other words or phrases such as "would", "better" or "enable", and variations of such words and similar expressions. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of Southern Michigan Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release dated February 5, 2009.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2009	SOUTHERN MICHIGAN BANCORP, INC.

	By	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated March 19, 2009.